Exhibit 4
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                                                           177 MADISON AVENUE
                      EMMET, MARVIN & MARTIN, LLP     MORRISTOWN, NEW JERSEY 07960
                          COUNSELLORS AT LAW                 (973) 538-5600
                                                           FAX: (973) 538-6448
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                                                           (203) 425-1400
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                          Fax: (212) 238-3100
                       http://www.emmetmarvin.com


                                                               September 4, 2007

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, without Par Value, of Agri Energy Limited
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Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Agri Energy Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                  Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                  EMMET, MARVIN & MARTIN, LLP